SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, DC  20549

                         FORM 8-K
                     CURRENT REPORT

           PURSUANT TO SECTION 13 OR 15(d)
         OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported)  September 19, 2002


             L & L FINANCIAL HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)


	NEVADA			000-32505		  91-2103949
(State of Incorporation)   (Commission File Number)     (I.R.S. Employer
						       Identification No.)


         26318 127th AVENUE SE, KENT, WA          98031-7970

	(Address of principal executive office)	   (Zip Code)

Registrant's Telephone Number, Including Area Code (206) 443-1411


                            N/A
 (Former name or former address if changed since last report)






Item 1. Changes in Control of Registrant

N/A

Item 2. Acquisition or Disposition of Assets

N/A

Item 3. Bankruptcy or Receivership

N/A

Item 4.Change in the Registrant's Certifying Accountant

L & L Financial Holdings, Inc. (the "Company" or "L & L") hereby reports that it had retained the firm Epstein, Weber & Conover, PLC ("Weber") on August 12, 2002, to serve as its independent auditors for the L & L's financial statements for the fiscal year ended April 30, 2002, and has dismissed
Moores Rowland ("Rowland") as the Company's independent auditors on August 9, 2002. The decision to terminate Rowland was approved by the Company's Board of Directors.

Rowland was engaged on April 24, 2002, to conduct the audit of the Company's financial statements for the year ended April 30, 2002. With due respect and without prejudice to Rowland, the Company believes that Rowland (a Hong Kong based accounting firm) is incapable to complete its assignment, due to apparent lack of understanding of the US accounting practice and US business knowledge. The audit cannot be completed as promised by Rowland indicating in the engagement letter and no opinion was issued on the Company's financial statements. As a result, no Rowland's report was issued, included in the SEC Edger filing nor been accepted by the Company, before Rowland's resignation on August 9, 2002. The Company was disappointed with Rowland's judgment on four accounting issues, and the disagreement with Rowland's judgment has been included in the item 7 exhibit.

During the Company's most recent fiscal year and up to the date the Company retained Weber on August 12, 2002, the Company had not consulted with Weber on items which related to the application of accounting principles to a specified transaction (proposed or completed) by the Company, or the type of audit opinion that might be rendered on the Company's financial statements.

Item 5. Other Events and Regulation FD Disclosure

N/A

Item 6. Resignations of Registrant's Directors

N/A

Item 7. Financial Statements and Exhibits

Exhibit 99.1
Rebuttal on Moores Rowland's ("Rowland") letter dated August 22, 2002

Exhibit 99.2
Press release dated August 12, 2002


Item 8. Change in Fiscal Year

N/A

Item 9. Regulation FD Disclosure

N/A



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


					L & L FINANCIAL HOLDINGS, INC.


Date:	September 19, 2002		By:  /S/   Dickson Lee
	Dickson Lee, CEO
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